As filed with the Securities and Exchange Commission on February 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933
____________________
LegalZoom.com, Inc.
(Exact name of Registrant as Specified in Its Charter)
____________________

Delaware	95-4752856
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

101 North Brand Boulevard, 11th Floor Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

LegalZoom.com, Inc. 2021 Equity Incentive Plan
LegalZoom.com, Inc. 2021 Employee Stock Purchase Plan
(Full titles of plans)
Dan Wernikoff
Chief Executive Officer
101 North Brand Boulevard, 11th Floor
Glendale, California 91203
(323) 962-8600
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
C. Thomas Hopkins
Jodie Bourdet
Logan Tiari
Cooley LLP
1333 2nd Street, Suite 400
Santa Monica, California 90401
(310) 883-6400
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Smaller reporting company	☐
Non-accelerated filer	☐	Accelerated filer	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is filed by LegalZoom.com, Inc., a Delaware corporation (the “Registrant”), pursuant to General Instruction E to Form S-8, to register (i) 9,426,923 additional shares of the Registrant’s common stock, $0.001 par value per share (“LZ Common Stock”), issuable pursuant to future awards that may be granted under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) 2,828,077 additional shares of LZ Common Stock issuable pursuant to future awards that may be granted under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP” and together with the “2021 Plan” the “Plans”). In accordance with such instruction, the Registrant hereby incorporates herein by reference the prior Registration Statements on Form S-8 filed by the Registrant with respect to the Plans on June 30, 2021 (SEC File No. 333-257577), March 24, 2022 (SEC File No. 333-263819) and March 1, 2023 (SEC File No. 333-270178) together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-35618) filed with the Securities and Exchange Commission on July 2, 2021).

4.2
Amended and Restated Bylaws of LegalZoom.com, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-256803) filed with the Securities and Exchange Commission on June 21, 2021).

4.3
Form of LegalZoom.com, Inc.’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-256803) filed with the Securities and Exchange Commission on June 21, 2021).

5.1*	Opinion of Cooley LLP
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Cooley LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
99.1
LegalZoom.com, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-256806) filed with the Securities and Exchange Commission on June 21, 2021).

99.2
LegalZoom.com, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-256803) filed with the Securities and Exchange Commission on June 21, 2021).

107*	Filing Fee Table.
____________
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on February 29, 2024.

LegalZoom.com, Inc.

Date: February 29, 2024	By:	/s/ Dan Wernikoff
Dan Wernikoff
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan Wernikoff and Noel Watson, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dan Wernikoff	Chief Executive Officer and Director	February 29, 2024
Dan Wernikoff	(Principal Executive Officer)

/s/ Noel Watson	Chief Financial Officer	February 29, 2024
Noel Watson	(Principal Financial and Accounting Officer)

/s/ Elizabeth Hamren	Director	February 29, 2024
Elizabeth Hamren

/s/ John Murphy	Director	February 29, 2024
John Murphy

/s/ Jeffrey Stibel	Director	February 29, 2024
Jeffrey Stibel

/s/ Neil Tolaney	Director	February 29, 2024
Neil Tolaney

/s/ Christine Wang	Director	February 29, 2024
Christine Wang

/s/ Sivan Whiteley	Director	February 29, 2024
Sivan Whiteley
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